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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2005

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-7657 (Commission File Number)	13-4922250 (IRS Employer Identification No.)
200 Vesey Street, World Financial Center New York, New York (Address of principal executive offices)	10285 (Zip Code)

Registrant's telephone number, including area code: (212) 640-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

        As previously disclosed, on August 24, 2005, the Board of Directors of American Express Company (the "Company") approved the spin-off (the "Spin-off") of its financial advisors business through the distribution of 100% of the shares of its subsidiary, Ameriprise Financial, Inc. (formerly, American Express Financial Corporation) ("Ameriprise"), to the Company's shareholders. In connection with the approval of the Spin-off by the Company's Board of Directors, the Company entered into certain agreements described in more detail below.

Separation and Distribution Agreement

        On August 24, 2005, the Company entered into a Separation and Distribution Agreement with Ameriprise (the "Separation Agreement"). The Separation Agreement contains the key provisions relating to the spin-off of the Ameriprise financial advisors business from American Express. It describes the allocation of assets and liabilities between the parties and the procedures to be followed in connection with the distribution. Pursuant to the Separation Agreement, the Company and Ameriprise have agreed that each company will generally be liable for, obligated to perform and fulfill, and indemnify the other company for all liabilities arising out of the ownership or use of its respective assets and the operation of its respective business, whether arising prior to, on or after the Spin-off date.

Compensatory Arrangements for Mr. Cracchiolo

        On August 24, 2005, after review of market data and recommendation by the Compensation and Benefits Committee of the Board of Directors of American Express Company (the "AXP Compensation and Benefits Committee"), the Board of Directors (the "AXP Board") of American Express approved certain compensatory arrangements for James Cracchiolo who is Chairman and Chief Executive Officer of Ameriprise. In addition, on August 24, 2005, taking into consideration relevant market data and the recommendation by the AXP Compensation and Benefits Committee, the AXP Board has determined that it will recommend certain other compensatory arrangements for approval by the Compensation and Benefits Committee of the Board of Directors of Ameriprise (the "Ameriprise Compensation and Benefits Committee") that Ameriprise would grant and pay out to Mr. Cracchiolo in connection with the Spin-off. Each element of the compensatory arrangements is conditioned on the Spin-off occurring during 2005.

  Existing American Express Company Long-Term Incentive Awards

        Existing Stock Options.    On and after the Spin-off date, Mr. Cracchiolo's stock options to purchase Company common stock that would be vested as of December 31, 2005 will remain options to purchase Company common stock and will continue to be governed by the terms and conditions set forth in the stock option agreements under which they were granted, including adjustments to reflect the Spin-off. On the Spin-off date, or as soon as reasonably practical thereafter, the Ameriprise Compensation and Benefits Committee is expected to substitute Mr. Cracchiolo's options to purchase Company common stock that would be unvested as of December 31, 2005 with options to purchase Ameriprise common stock in accordance with the terms of the Employee Benefits Agreement, to be entered into by the Company and Ameriprise on or about the Spin-off date (the "Employee Benefits Agreement"). These substituted options will be governed by the terms and conditions of the Ameriprise Financial 2005 Incentive Compensation Plan (the "Ameriprise Incentive Compensation Plan"), which is expected to be adopted by Ameriprise on the Spin-off date.

        Existing Restricted Stock.    On and after the Spin-off date, Mr. Cracchiolo's restricted shares of Company common stock will remain restricted shares of Company common stock and will be governed by the terms and conditions set forth in the award agreements under which they were granted, including adjustments to reflect the Spin-off.

        Existing Portfolio Grants.    On the Spin-off date, Ameriprise will assume all obligations of the Company with respect to Mr. Cracchiolo's Portfolio Grant awards in accordance with the terms of the Employee Benefits Agreement. Portfolio Grant awards are long-term performance incentive awards, the payments of which depend on a formula based on the Company's earnings per share, revenue and return on equity results, and the Company's total shareholder return compared to the return of the S&P Financial Index for a three-year period. The awards will be adjusted as necessary to reflect appropriate financial and stock incentive objectives and grids for the respective performance periods in light of the Spin-off and the assumption of the awards by Ameriprise.

  New Ameriprise Long-Term Incentive Awards

        The AXP Board has determined that it will recommend to the Ameriprise Compensation and Benefits Committee that the long-term incentive awards described below be granted to Mr. Cracchiolo by Ameriprise on the Spin-off date, or as soon as practical thereafter. The awards would be governed by the terms and conditions of the Ameriprise Incentive Compensation Plan.

        New Ameriprise Stock Option.    The AXP Board has determined that it will recommend to the Ameriprise Compensation and Benefits Committee that the Ameriprise Compensation and Benefits Committee make a one-time grant to Mr. Cracchiolo of a 10-year nonqualified stock option to purchase Ameriprise common stock (the "Ameriprise Option"). Using an expected option life and other necessary assumptions, the Ameriprise Option would have a Black-Scholes value of $7,138,463 (i.e., 23.2% of the value of the underlying Ameriprise common stock). As a reference, the Black-Scholes value would be $10,400,000 (i.e., 33.8% of the value of the underlying Ameriprise common stock) if the maximum option life of ten years were assumed instead. The number of shares that would underlie the Ameriprise Option can be calculated by dividing $7,138,463 by the product of the fair market value of a share of Ameriprise common stock on the grant date and the applicable Black-Scholes factor of 23.2%. The Ameriprise Option would vest at the rate of 25 percent on each of the first four anniversaries of the date of grant.

        New Ameriprise Restricted Stock.    The AXP Board has determined that it will recommend to the Ameriprise Compensation and Benefits Committee that the Ameriprise Compensation and Benefits Committee make a one-time grant to Mr. Cracchiolo of restricted shares of Ameriprise common stock with a value of $3,500,000 ("Ameriprise Restricted Stock Award"). The actual number of shares of Ameriprise common stock covered by the Ameriprise Restricted Stock Award will be determined using the fair market value of Ameriprise common stock on the date of grant. These restricted shares would vest at the rate of 25 percent on each of the first four anniversaries of the date of grant and may be subject to performance conditions set by the Ameriprise Compensation and Benefits Committee.

        New Ameriprise Portfolio Grant.    The AXP Board has determined that it will recommend to the Ameriprise Compensation and Benefits Committee that the Ameriprise Compensation and Benefits Committee make a one-time grant to Mr. Cracchiolo of a Portfolio Grant award with a target value of $510,000, which would be subject to performance conditions set by the Ameriprise Compensation and Benefits Committee.

  Completion/Retention Awards

        The AXP Board has determined that it will recommend to the Ameriprise Compensation and Benefits Committee that the following completion/retention awards be granted to Mr. Cracchiolo on the Spin-off date, or as soon as reasonably practical thereafter. Such recommendation is subject to a determination by the Chairman and Chief Executive Officer of the Company and the satisfaction of certain agreed upon performance conditions. The awards would be governed by the terms and conditions of the Ameriprise Incentive Compensation Plan.

        Completion/Retention Cash Award.    Mr. Cracchiolo would receive a cash award of up to $3,500,000. Fifty percent of such award would vest on the date of grant. The remaining 50 percent of such award would vest six months thereafter, provided that Mr. Cracchiolo remains employed through such date and that certain performance conditions that may be set by the Ameriprise Compensation and Benefits Committee have been satisfied.

        Completion/Retention Restricted Stock Award.    Mr. Cracchiolo would receive a grant of restricted shares of Ameriprise common stock with a value of up to $1,500,000 (the "Completion/Retention Stock Award"). The actual number of shares covered by the Completion/Retention Stock Award will be determined using the fair market value of Ameriprise common stock on the date of grant. Such Completion/Retention Stock Award would vest 25 percent on each of the first four anniversaries of the date of grant, provided certain performance conditions that may be set by the Ameriprise Compensation and Benefits Committee have been satisfied.

Item 9.01    Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit 10.1	Separation and Distribution Agreement between American Express Company and Ameriprise Financial, Inc., dated August 24, 2005.
Exhibit 10.2	Letter sent by American Express Company to Mr. Cracchiolo.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)
By:	/s/ STEPHEN P. NORMAN Name: Stephen P. Norman Title: Secretary

DATE: August 30, 2005

AMERICAN EXPRESS COMPANY
CURRENT REPORT ON FORM 8-K
Report Dated August 24, 2005

Exhibit No.	Description
Exhibit 10.1	Separation and Distribution Agreement between American Express Company and Ameriprise Financial, Inc., dated August 24, 2005.
Exhibit 10.2	Letter sent by American Express Company to Mr. Cracchiolo.

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  Item 1.01 Entry Into a Material Definitive Agreement.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
AMERICAN EXPRESS COMPANY CURRENT REPORT ON FORM 8-K Report Dated August 24, 2005